EXHIBIT 10-2

PREPARED BY AND RETURN TO:
LYNNE R. WILSON, ESQUIRE
SHUFFIELD, LOWMAN & WILSON, P.A.
1000 Legion Place, Suite 1700
Orlando, Florida 32801

MORTGAGE AND SECURITY AGREEMENT

          THIS MORTGAGE AND SECURITY AGREEMENT (“Mortgage”) is made as of November 18, 2005, between PINEAPPLE HOUSE OF BREVARD, INC., a Florida corporation  (herein “Mortgagor”), whose address for notices under this Mortgage is 1684 W. Hibiscus Blvd., Melbourne, Florida 32901 and BRANCH BANKING AND TRUST COMPANY (herein “Mortgagee”), whose address for notices under this Mortgage is 255 South Orange Avenue, Suite 112, Orlando, Florida 32801.

ARTICLE I

DEFINITIONS

          As used herein, the following terms shall have the following meanings herein specified, such definition to be applicable equally to the singular and plural forms of such terms:

(a) Commitment: Lender’s Letter of Commitment to the Borrower to make the Loan, dated July 7, 2005, together with all amendments.

(b) Default Rate: The rate of interest specified in the Note as that rate at which the Note and all sums due thereunder shall bear interest from the date when due until paid.

(c) Event of Default: As defined in Article 6 of this Mortgage.

          (d)     Fixtures:  All fixtures now or hereafter located under, on or above the Land which constitute or will constitute fixtures under the law of the state of Florida which term includes any part of the fixtures.

          (e)     Guarantor:  THE GOLDFIELD CORPORATION, a Delaware corporation, SOUTHEAST POWER CORPORATION, a Florida corporation, BAYSWATER DEVELOPMENT CORPORATION, a Florida corporation, and OAK PARK OF BREVARD, INC., a Florida corporation, jointly and severally.

          (f)     Impositions:  All  (i) real estate and personal property taxes and other taxes and assessments, public or private; water and sewer rates and charges; all other governmental or non-governmental charges; any interest or costs or penalties with respect to any of the foregoing; and charges for any easement or agreement maintained for the benefit of the Mortgaged Property, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which at any time prior to or after the execution of the Security Documents may be assessed, levied, or imposed upon the Mortgaged Property or the rent or income received therefrom, or any use or occupancy thereof (excluding Mortgagor’s income taxes),  and  (ii) other taxes, assessments, fees and governmental and non-governmental charges levied, imposed or assessed upon or against Mortgagor or any of its properties.

          (g)     Improvements:  All buildings, structures, fruit trees, groves, betterments and other improvements of any nature now constructed or hereafter constructed or situated in whole or in part under, on, above or upon the Land, regardless of whether physically affixed thereto or severed or capable of severance therefrom, and all replacements thereof, which term includes any part thereof.

(h) Indebtedness: The principal of, interest on and all other amounts, payments and premiums due under the Note and any advances made hereunder by Mortgagee.

          (i)     Land:  The real estate (and other interest or interests in real estate, if any) described on Exhibit “A” attached hereto, which by this reference is made a part hereof for all purposes, which term includes any part of the Land.

          (j)     Leases:  Any and all leases, tenancies, subleases, licenses, concessions or grants of other possessory interests granted by Mortgagor as Lessor, now or hereafter in force, oral or written, covering or affecting the Mortgaged Property.

(k) Loan Agreement: The construction or other loan agreement, dated of even date herewith, between Mortgagor and Mortgagee.

(l) Maturity Date: The Maturity Date as stated in the Note.

(m) Mortgaged Property: The Land, the Improvements, the Fixtures and the Personal Property together with:

(i)

all rights, privileges, tenements, hereditament, rights-of-way, easements, appendages, appurtenances, riparian or littoral  rights now or hereafter belonging or in anywise appertaining to the Land and/or the Improvements; all right, title and interest of Mortgagor in and to any streets, ways, alleys, strips or gores of land now or hereafter adjoining, crossing or pertaining to the Land; and

(ii)

all of the Mortgagor’s right, title and interest in and to any award or awards heretofore made or hereafter to be made whether in condemnation, eminent domain or otherwise, by any Municipal, County, State or Federal governmental body, authority or Board to the present and all subsequent owners of the Land, the Improvements, the Fixtures and the Personal Property, including any award or awards for any change or changes of grade of any street or streets affecting the Land and/or Improvements and/or the Fixtures and/or Personal Property; and

(iii)	all of the estate, right, title interest, claim or demand whatsoever of Mortgagor, either at law or in equity, in and to the Land, the Rents, the Improvements, the Fixtures and the Personal Property;

which term includes any part of the foregoing property described as Mortgaged Property.

          (n)     Note:  The promissory note, dated as of even date with this Mortgage, made by Mortgagor to the order of Mortgagee, in the original principal amount of $14,000,000.00 and secured by this Mortgage, which has a maturity date of November 18, 2007, which by this reference is made a part hereof for all purposes together with all future advance promissory notes or other promissory notes executed in conjunction with this Mortgage and all renewals, extensions, modifications, and consolidations of any of the aforesaid.

          (o)     Obligations:  Any and all of the covenants, promises and other obligations (other than for the payment of the Indebtedness) made or owing by Mortgagor or others to or due to Mortgagee under and as set forth in the Note, the Loan Documents and the Security Documents.

(p) Partnership: Any general or limited partnership, joint venture, or other form of partnership, however designated.

(q) Permitted Encumbrances: Permitted Encumbrances, if any, shown on Exhibit “B” attached hereto, which by this reference is made a part hereof for all purposes.

          (r)     Personal Property:  Personal property, if any, described on Exhibit “C” attached hereto, if any, which by this reference is made a part hereof for all purposes, which term includes any part of the Personal Property.

(s) Rents: All of the rents, revenues, income, profits and other benefits now or hereafter arising from the occupancy, use and enjoyment of the Mortgaged Property.

          (t)     Security Agreement:  The security agreement set forth in this Mortgage, wherein and whereby Mortgagor grants a security interest in the Fixtures and the Personal Property to Mortgagee, and any other security agreement, if any, between Mortgagor and Mortgagee, dated of even date herewith, wherein and whereby Mortgagor grants a security interest in the collateral described therein to Mortgagee to secure repayment of the Note.

(u) Security Documents: This Mortgage, the Assignment of Rents and Leases, if any, the Financing Statements, the Security Agreement, the Loan Agreement and the Note.

          (v)     Financing Statements:  The Financing Statements filed, or to be filed, with the Secretary of State of the State of Florida and recorded, or to be recorded in the County or Counties where the Land is located perfecting the Security Interest created by the Security Agreement.

          (w)     Assignment of Rents and Leases:  The assignment of the tenancies, leases, rents and profits set forth in this Mortgage, wherein and whereby Mortgagor assigns the  Leases, Rents and Profits from the Mortgaged Property to Mortgagee, and any other Assignment of Leases, Rents and Profits, if any, between Mortgagor and Mortgagee, dated of even date herewith whereby Mortgagor assigns the Rents, Leases and Profits from the Mortgaged Property to the Mortgagee.

          (x)     Loan Documents:  All documents including the Security Documents and the Commitment, executed, prepared or delivered in conjunction with or implementing the loan transaction between Mortgagor and Mortgagee.

ARTICLE II

GRANT

2.1     Grant.  To secure the payment of the Indebtedness and the performance and discharge of the Obligations, Mortgagor does by these presents give, transfer, grant, bargain, sell, alien, remise, release, assign, mortgage, hypothecate, deposit, pledge, set over, confirm, convey and warrant unto Mortgagee  (A) all estate, right, title and interest of Mortgagor in and to the Mortgaged Property, whether now owned or held or hereafter acquired by Mortgagor, subject, however, to the Permitted Encumbrances, to have and to hold the Mortgaged Property unto Mortgagee, its successors and assigns forever; and  (B) the Rents and Leases.

2.2     Condition of Grant.  The condition of these presents is such that if Mortgagor shall pay or cause to be paid the Indebtedness as and when the same shall become due and payable and shall observe, perform and discharge the Obligations, then the Security Documents and the estates and rights granted by them shall be null and void, otherwise to remain in full force and effect.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

          Mortgagor hereby represents and warrants to Mortgagee that:

3.1     Corporate Power of Borrower.  Mortgagor is a corporation and  (i) is duly organized, validly existing and in good standing under the laws of the State of its incorporation,  (ii) has the corporate power and authority to own its properties and to carry on its business as now being conducted,  (iii) has fully paid capital stock issued and outstanding, (iv) is qualified to do business in the jurisdiction in which the Land is located, and  (v) is in compliance with all laws, regulations, ordinances and orders of all public authorities applicable to it.

3.2     Validity of Loan Instruments.  (A) The execution, delivery and performance by Mortgagor of the Note, the Security Documents and/or the Loan Documents, and the borrowing evidenced by the Note,  (i) are within the corporate powers and purposes of Mortgagor, (ii) have been duly authorized by all requisite corporate action,  (iii) have received all necessary governmental approval, and  (iv) will not violate any provision of law, any order of any court or other agency of government, the articles of incorporation or bylaws of Mortgagor or any indenture, agreement or other instrument to which Mortgagor is a party or by which it or any of its property is bound, or be in conflict with, result in a breach of or constitute (with due notice or lapse of time) a default  under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of its property or assets, except as contemplated by the provisions of the Security Documents and/or the Loan Documents; and  (B) the Note and the Security Documents and/or the Loan Documents, when executed and delivered by Mortgagor, will constitute the legal, valid and binding obligations of Mortgagor in accordance with their respective terms.

3.3     Other Information.  All other information, reports, financial statements, papers and data given and to be given to Mortgagee with respect:  (A) to Mortgagor or any Guarantor;  (B) to the loan evidenced by the Note and the Security Documents and/or the Loan Documents; or  (C) to others, if any, obligated under the terms of the Security Documents and/or the Loan Documents are true, accurate and correct in all material respects and complete insofar as completeness may be necessary to give Mortgagee a true and accurate knowledge of the subject matter.

3.4     Mortgaged Property and Other Property.  Mortgagor has good and marketable title in fee simple to the Land, and has, and will have, good and marketable title to the Improvements, Fixtures and Personal Property all free and clear of any liens, charges, encumbrances, security interests and adverse claims whatsoever except the Permitted Encumbrances as applicable. Mortgagor will preserve its title to the Mortgaged Property and will forever warrant and defend the same to the Mortgagee and will forever warrant and defend the validity and priority of the lien of this Mortgage against the claims of all persons and parties whomsoever, except those holding Permitted Encumbrances.

3.5     Taxes.  Mortgagor has filed all Federal, State, County and Municipal income tax returns required to have been filed by it and has paid all taxes which have become due pursuant to such returns, pursuant to any assessments received by it or pursuant to law, and Mortgagor does not know of any basis for additional assessment in respect of such taxes or additional taxes.

3.6     Litigation.  There is not now pending against or affecting Mortgagor or the Mortgaged Property or any part of it, nor, to the knowledge of Mortgagor, is there threatened or contemplated any action, suit or proceeding at law or in equity or by or before any administrative agency which if adversely determined would materially impair or affect its financial condition or operation or Mortgagor’s ownership of the Mortgaged Property.

3.7     Utilities.  There is available to the Land through public or private easements or rights-of-way abutting or crossing the Land (which would inure to the benefit of Mortgagee in case of enforcement of this Mortgage) a water supply approved by all health and other authorities having jurisdiction, a sanitary sewer service approved by all health and other authorities having jurisdiction, electric service, and telephone service, of sufficient capacity to serve the needs of the Land according to its intended use.

ARTICLE IV

AFFIRMATIVE COVENANTS

          Until the entire Indebtedness shall have been paid in full, Mortgagor hereby covenants and agrees as follows:

4.1     Existence.  Mortgagor will preserve and keep in full force and effect its corporate  existence, rights, franchises and trade names.

4.2     Compliance with Laws.  Mortgagor will promptly and faithfully comply with, conform to and obey all present and future laws, ordinances, rules, regulations and requirements of every duly constituted governmental entity, authority or agency and of every Board of Fire Underwriters having jurisdiction, or similar body exercising similar functions, which may be applicable to it or to the Mortgaged Property or to the use or manner of use, occupancy, possession, operation maintenance, alteration, repair or reconstruction of the Mortgaged Property, whether or not such law  ordinance, rule, order, regulation or requirement shall necessitate structural changes or improvements or interfere with the use or enjoyment of the Mortgaged Property. The Mortgagor hereby represents that the Mortgaged Property is presently zoned and classified under the zoning code presently in effect in the jurisdiction where the Land is located that permits the Mortgaged Property to be used for its intended use.

4.3     Payment of Impositions.  Mortgagor will duly pay and discharge, or cause to be paid and discharged, the Impositions, such Impositions or installments thereof to be paid not later than the due date thereof, or the day any fine, penalty, interest or cost may be added thereto or imposed by law for the non-payment thereof (if such day is used to determine the due date of the respective item); provided, however, that if, by law, any Imposition may be paid in installments, at the option of the taxpayer or other person obligated to pay it (whether or not interest shall accrue on the unpaid balance of such Imposition), Mortgagor may exercise the option to pay the same in such installments.

4.4     Repair.  Mortgagor will keep the Mortgaged Property in good order and condition and make all necessary or appropriate repairs and replacements thereof and betterments and improvements thereto, ordinary and extraordinary, foreseen and unforeseen, and use its best efforts to prevent any act or thing which might impair the value or usefulness of the Mortgaged Property.

4.5     Insurance.  Mortgagor will maintain in full force and effect paid insurance upon such part of the Mortgaged Property as is usually insurable against loss by fire and such other hazards, casualties and contingencies as are normally and usually covered by “special form” coverage policies usually in effect in the locality where such part of the Mortgaged Property is situated and rental interruption insurance in an amount equal to twelve (12) months estimated gross revenues from the operations at the Mortgaged Property (less those expenses that would not be incurred during the period of rental interruption) and such other risks, hazards, casualties and contingencies  as reasonably may be specified by Mortgagee from time to time, including but not limited to insurance against flood, earthquake and subsidence, all the aforesaid in amounts and with insurers of recognized responsibility and which are acceptable to Mortgagee; Mortgagor will cause each insurance policy issued in connection with this paragraph to contain a New York standard, non-contributory mortgagee endorsement and to provide (and the insurer issuing such policy to certify to Mortgagee) that:  (A) loss payments will be payable to Mortgagee, such payments to be applied, at the option of Mortgagee, to the restoration, repair or replacement of the Mortgaged Property, or to the payment of the Indebtedness, whether or not due;  (B) the interest of Mortgagee shall be insured regardless of any breach or violation by Mortgagor of  any warranties, declarations or conditions in such policy; (C) if any such insurance policy be subject to cancellation or be endorsed or sought to be endorsed to effect a change in coverage for any reason whatsoever, such insurer will promptly notify Mortgagee and such cancellation or change shall not be effective as to Mortgagee for thirty (30) days after receipt by Mortgagee of such notice; and  (D) Mortgagee may, but shall not be obligated to, make premium payments to prevent lapse or cancellation by reason of nonpayment of premium, and that such payments shall be accepted by the insurer.  Mortgagor shall furnish to Mortgagee the original of each such policy at the time of execution hereof, and the original of each renewal policy not less than thirty (30) days prior to the expiration of the original policy or the preceding renewal policy (as the case may be), together with receipts or other evidence that the premiums thereon have been paid.  In the event of enforcement of this Mortgage by Mortgagee or transfer of title to the Mortgaged Property in extinguishment of the Indebtedness, all right, title and interest of Mortgagor in and to all insurance policies then in force with respect to the Mortgaged Property shall pass to the purchaser or grantee. Mortgagor shall not take out separate insurance concurrent in form or contributing in the event of loss with that to be required under this paragraph, unless Mortgagee is included thereon as a named insured with loss payable to Mortgagee.  The Mortgagor shall immediately notify the Mortgagee whenever any such separate insurance is taken out and shall promptly deliver to Mortgagee the policy or policies of such insurance.

4.6     Restoration Following Insured Casualty.  In the event of the happening of any casualty of any kind or nature, ordinary or extraordinary, foreseen or unforeseen, of the kind to be covered by insurance under paragraph 4.5, resulting in damage to or destruction of any part of the Mortgaged Property, Mortgagor will promptly give notice thereof to Mortgagee, and if Mortgagee elects to permit Mortgagor to apply the insurance proceeds to the restoration, repair or replacement of the damaged or destroyed Mortgaged Property, Mortgagor will promptly, at Mortgagor’s sole cost and expense, whether or not the insurance proceeds shall be sufficient for the purpose, commence and diligently continue to restore, repair, replace, rebuild or alter the damaged or destroyed Mortgaged Property as nearly as possible to its value, condition and character immediately prior to such damage or destruction.  Election by Mortgagee to permit Mortgagor to apply the insurance proceeds to the restoration, repair or replacement of the damaged or destroyed Mortgaged Property shall not affect the lien of this Mortgage or reduce the amount of the Indebtedness secured by this Mortgage.

4.7     Restoration Following Uninsured Casualty.  In the event of the happening of any casualty of any kind or nature, ordinary or extraordinary, foreseen or unforeseen, not covered by insurance under paragraph 4.5, resulting in damage to or destruction of the Mortgaged Property, Mortgagor will give notice thereof to Mortgagee and Mortgagor will promptly, at Mortgagor’s sole cost and expense, commence and diligently continue to restore, repair, replace, rebuild or alter the damaged or destroyed Mortgaged Property as nearly as possible to  its value, condition and character immediately prior to such damage or destruction.

4.8     Performance of Other Agreements.  Mortgagor will duly and punctually perform all covenants and agreements expressed as binding upon it under any lease, Permitted Encumbrance or any other agreement of any nature whatsoever to which it is a party which involves the Mortgaged Property.

4.9     Inspection.  Mortgagor will permit Mortgagee and parties designated by Mortgagee, at all reasonable times, to inspect the Mortgaged Property.

4.10     Hold Harmless.  Mortgagor will defend at its own cost and hold Mortgagee harmless from any action, proceeding or claim affecting the Mortgaged Property, or the value of the Note or the Security Documents and/or the Loan Documents, arising out of action or inaction by Mortgagor.

4.11     Contest of Tax Assessments, Etc.  After prior written notice to Mortgagee, Mortgagor, at its own expense, may contest by appropriate legal proceedings, promptly initiated and conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of:  (A) any of the legal requirements referred to in paragraph 4.2; or  (B) any Imposition; provided that  (i) in the case of any unpaid Imposition, such proceedings shall suspend the collection thereof from Mortgagor and from the Mortgaged Property,  (ii) the Mortgaged Property will not be in danger of being sold, forfeited, terminated, canceled or lost,  (iii) the use of the Mortgaged Property for its present intended purpose or purposes will not be interrupted, lost or terminated,  (iv) Mortgagor shall have set aside adequate reserves with respect thereto or place in force an adequate performance or payment bonds, or both, and  (v) Mortgagor shall have furnished such security as may be required in the proceedings or as may be reasonably requested by Mortgagee.

4.12     Expenses.  The Mortgagor will pay or reimburse the Mortgagee for all reasonable attorneys’ fees, (including paralegal fees) costs and expenses paid or incurred by the Mortgagee in any action, proceeding or dispute of any kind (including, but not limited to, those incurred prior to or without trial in mediation or arbitration, at trial, on appeal or otherwise) in which the Mortgagee is made a party or appears as party plaintiff or defendant, affecting the Note, this Mortgage, Mortgagor, the Loan Documents, any Guarantor, the Mortgaged Property, including but not limited to the foreclosure or other enforcement of this Mortgage, any condemnation or eminent domain action involving the Mortgaged Property or any part thereof, any action to protect the security hereof, or any proceeding in probate, reorganization or bankruptcy, and any such amounts paid or incurred by the Mortgagee shall be added to the Indebtedness, shall bear interest at the Default Rate from date of payment and shall be secured by the lien of this Mortgage.

4.13     Performance of the Commitment.  The terms of the Commitment, if any, shall survive the execution and delivery of this Mortgage and Mortgagor shall timely comply with, abide by and perform all the terms, obligations and conditions of the Commitment on its part to be complied with, abided by and performed.

4.14     Tax and Insurance Escrow.  Supplementing the provisions of paragraphs 4.3 and 4.5 hereof, and if required by Mortgagee, the Mortgagor shall pay to Mortgagee on the payment date of installments of principal and/or interest, together with and in addition to such installments of principal and/or interest, until the Note is fully paid, an installment of the Impositions and insurance premiums for such insurance as is required hereunder, next due on the Mortgaged Property in an amount sufficient, as estimated by Mortgagee, to accumulate the sum required to pay such Impositions and insurance, as applicable, thirty (30) days prior to the due date thereof.  Amounts held hereunder shall not be, nor be deemed to be, trust funds, but may be commingled with the general funds of Mortgagee, and no interest shall be payable with respect thereto unless required by applicable law.  Upon demand of Mortgagee, Mortgagor agrees to deliver to Mortgagee such additional money as is necessary to make up any deficiencies in the amounts necessary to enable Mortgagee to pay such Impositions and insurance premiums when due. In case of an Event of Default, the Mortgagee may apply to the reduction of the Indebtedness, at such times and in such manner as the Mortgagee shall determine, any amount under this paragraph remaining to the Mortgagor’s credit.

4.15     Payment of Indebtedness.  Mortgagor will timely pay and discharge the Indebtedness or any part thereof in accordance with the terms and conditions of the Note and the Security Documents.

ARTICLE V

NEGATIVE COVENANTS

          Until the entire indebtedness shall have been paid in full, Mortgagor hereby covenants and agrees as follows:

5.1     Use Violations, Etc.  Mortgagor will not use the Mortgaged Property or allow the same to be used or occupied for any unlawful purpose or in violation of any permit or certificate, or any law, ordinance, regulation or restrictive covenant, covering, affecting or applying to the ownership, use or occupancy thereof, or permit or suffer any act to be done or any condition to exist on the Mortgaged Property or any article to be brought thereon, which may be dangerous, unless safeguarded as required by law, or which may, in law, constitute a nuisance, public or private.

5.2     Alterations, Etc.  Mortgagor will not commit or knowingly permit any waste of the Mortgaged Property or perform any clearing, grading, filling or excavation of the Mortgaged Property or make or permit to be made any alterations or additions to the Mortgaged Property which would have the effect of materially diminishing the value thereof (in Mortgagee’s opinion) or which will in any way increase any ordinary fire or other hazard arising out of construction or operation thereof, provided that nothing in this paragraph shall prohibit the construction of the Improvements by Mortgagor under the terms and conditions of the Loan Agreement, if any.

5.3     Replacement of Fixtures, Improvements or Personal Property.  Mortgagor will not permit any of the Fixtures or Improvements (or Personal Property, if any) to be removed at any time from the Land, without the prior written consent of Mortgagee, unless actually replaced by an article of equal suitability and value, owned by Mortgagor and free of any vendor’s lien, and unless such replacement article is encumbered by this Mortgage free and clear of any lien or security interest except such as may be approved in writing by Mortgagee.

5.4     Other Liens.  Mortgagor will not, without the prior written consent of Mortgagee, create or permit to be created or to remain, any mortgage, pledge, lien, encumbrance or charge on (whether prior or subordinate to the lien of this Mortgage), the  Mortgaged Property or income therefrom, other than the Security Documents and the Permitted Encumbrances.

5.5     Change in Ownership of Mortgagor.  Mortgagor will not, without the prior written consent of Mortgagee, transfer stock in Mortgagor held by any stockholder of Mortgagor owning, directly or indirectly, five percent (5%) or more of the issued and outstanding stock of Mortgagor as of the date hereof (whether such purported transfer shall be by direct transfer by such stockholder, the result of encumbrance of such stock by such stockholder or the result of action by any party against such stockholder) or issue any additional stock of Mortgagor after the date hereof. Notwithstanding the foregoing, provided Mortgagor remains a 100% subsidiary of The Goldfield Corporation, Mortgagor may transfer interests among Mortgagor and the Guarantor entities, subject to prior written notice to Mortgagee of said transfers.

5.6     Removal or Demolishment.  Mortgagor will not, without the prior written consent of Mortgagee, remove, demolish or substantially alter any Improvements on the Land.

ARTICLE VI

EVENTS OF DEFAULT

          The term “Event of Default,” as used in the Loan Documents and in the Note, shall mean (in addition to the occurrence or happening designated as a default or event of default in the respective Loan Document) the occurrence or happening, at any time or from time to time, of any one or more of the following:

6.1     Non-Payment of Indebtedness.  If Mortgagor shall default in the due and punctual payment of all of the Indebtedness or any portion of any installment or part of the Indebtedness as and when the same shall be or become due and payable.

6.2     Performance of Obligations.  If Mortgagor or others shall:  (A) default in the due observance or performance of any of the Obligations; or (B) violate any of the negative or other covenants contained in Article V or otherwise herein.

6.3     False Representation.  If any representation or warranty made by or on behalf of Mortgagor or others in, under or pursuant to the Note, the Security Documents or the Loan Documents shall be false or misleading in any material respect as of the date on which such representation or warranty was made.

6.4     Judgment.  If a final judgment for the payment of money in excess of Five Hundred Dollars ($500.00) shall be rendered against Mortgagor and the same shall either:  (A) if same does not at any time create a lien against the Mortgaged Property remain undischarged for a period of the applicable appeal period during which period execution shall not be effectively stayed; or  (B) if same at any time constitutes a lien against the Mortgaged Property and is not within five (5) days after request by Mortgagee either discharged or bonded so that same is removed as a lien against the Mortgaged Property.

6.5     Voluntary Bankruptcy, Etc.  If Mortgagor or any Guarantor shall:  (A) voluntarily be adjudicated a bankrupt or insolvent; or  (B) seek or consent to the appointment of a receiver or trustee for itself or for all or any part of its property; or  (C) file a petition seeking relief under the bankruptcy or other similar laws of the United States or any state or any other competent jurisdiction; or  (D) make a general assignment for the benefit of creditors; or  (E) admit in writing its inability to pay its debts as they mature.

6.6     Involuntary Bankruptcy, Etc.  If a court of competent jurisdiction shall enter an order, judgment or decree appointing, with or without the consent of Mortgagor, a receiver or trustee for any Mortgagor, or any Guarantor, or for all or any part of the property of any Mortgagor or any Guarantor or approving a petition filed against any Mortgagor, or any Guarantor seeking relief under the bankruptcy or other similar laws of the United States or any state or other competent jurisdiction, and such order, judgment or decree shall remain in force undischarged or unstayed for a period of thirty (30) days.

6.7     Dissolution.  If any Mortgagor, which is a corporation, shall dissolve or liquidate without the prior written consent of Mortgagee; or, if any Guarantor, which is a corporation, shall liquidate for any reason whatsoever.

6.8     Acceleration Under Article XII Hereof.  If Mortgagee accelerates the due date for payment of the Indebtedness under Article XII hereof and Mortgagor fails to pay the Indebtedness within fifteen (15) days after the expiration of the thirty (30) day written notice by Mortgagee to Mortgagor provided for in Article XII.

6.9     Foreclosure of Other Liens.  If the holder of any mortgage, deed of trust, deed to secure debt or other lien on the Mortgaged Property, whether a Permitted Encumbrance or not (without hereby implying Mortgagee’s consent to any such mortgage, deed of trust, deed to secure debt or other lien) institutes foreclosure or other proceedings for the enforcement of any of its remedies thereunder.

6.10     Other Events of Default.  Any occurrence or happening described as a default or an Event of Default under this Mortgage, including but not limited to any paragraph of Article XIII of this Mortgage.

6.11     Cross Default.  A default or Event of Default under any one or more of the Security Documents or Loan Documents shall constitute a default or an Event of Default herein and under all other indebtedness of any Mortgagor, or any Guarantor to Mortgagee, and a default or Event of Default under any other loan any Mortgagor, or any Guarantor have at any time to Mortgagee or any other lender shall constitute a default or an Event of Default hereunder.

ARTICLE VII

DEFAULT AND FORECLOSURE

7.1     Remedies.  If an Event of Default shall occur Mortgagee may, at its option, exercise any, some or all of the following remedies, concurrently or consecutively:

7.1.1

Acceleration.  Declare the unpaid portion of the Indebtedness to be immediately due and payable, without further notice or demand (each of which hereby is expressly waived by Mortgagor), whereupon the Indebtedness shall become immediately due and payable, anything in the Note or in the Security Documents or Loan Documents to the contrary notwithstanding.

7.1.2

Safeguarding or Completion of Improvements; Additional Future Advances.  To the maximum extent permitted under the laws of the state in which the Mortgaged Property is situated, Mortgagee shall have the right, but not the duty, to enter into possession of the Mortgaged Property and perform or engage others to perform any and all work and labor, supply materials and incur any costs and expenses, including attorneys’ fees, necessary to protect, secure or complete the Improvements substantially in accordance with the Plans and Specifications therefor (the “Plans and Specifications”) with such changes in the Plans and Specifications as Mortgagee may deem desirable and employ watchmen to protect the Mortgaged Property.  If Mortgagee undertakes any, some or all of its rights in the first sentence of this paragraph, Mortgagor agrees that on account thereof:  (A) Mortgagee may continue to make future advances of the un-advanced portion of the principal of the Note, even if such advances are not in accordance  with the Loan Agreement but are  in such manner and for such purposes as Mortgagee deems advisable; and  (B) Mortgagee may make additional future advances (the “Additional Future Advances”) in such manner and for such purposes as Mortgagee deems advisable, even if such advances are in excess of the original principal amount of the Note. The Additional Future Advances shall bear interest at the Default Rate from date of disbursement and the Additional Future Advances and interest thereon shall be payable in accordance with the terms of the Note and this Mortgage.  Mortgagor agrees that all of the advances made under the provisions of the second sentence of this paragraph shall be deemed to have been advanced by Mortgagee to Mortgagor and all such advances shall be a portion of the Indebtedness and shall be secured by the lien of this Mortgage.  For the purpose of exercising its rights under the first sentence of this paragraph, Mortgagor hereby constitutes and appoints Mortgagee its true and lawful Attorney-in-Fact with full power of substitution and empowers said attorney as follows: to use any funds of Mortgagor, including any balance of Mortgagor’s funds which may be held in escrow and any funds which Mortgagee has the right to advance as provided in the second sentence of this paragraph, on account of any, some of or all of the rights of Mortgagee under the first sentence of this paragraph; to make such additions and changes and corrections in the Plans and Specifications as shall be necessary or desirable to complete the Improvements in substantially the  manner contemplated by the Plans and Specifications; to employ such attorneys, contractors, sub-contractors, agents, architects and inspectors as shall be required for the exercise of said rights by Mortgagee; to pay, settle or compromise all existing bills and claims which are, may, or appear to be liens against the Mortgaged Property, or the payment of which may be necessary or desirable in the opinion of Mortgagee for the completion of the work, the protection of the Improvements or the clearance of title, without inquiring into the accuracy or validity of any thereof; to execute in the name of Mortgagor all applications and certificates which may be required by any construction contract; and with respect to the  construction of the Improvements to do any and every act which Mortgagor may do in its own behalf.  It is understood and agreed that this power of attorney shall be deemed to be a power coupled with an interest which cannot be revoked. Said Attorney-in-Fact shall also have power, but not the duty, to prosecute and defend all actions or proceedings in connection with the construction of the Improvements and to take such action and require such performance as it deems necessary.  Mortgagor hereby assigns and transfers to Mortgagee all sums advanced hereunder and all sums in escrow, subject to the condition that said sums, if any, be used in connection with any, some or all of the rights of Mortgagee set forth in the first sentence of this paragraph and provided however that this sentence shall in no way restrict the use or rights of Mortgagee in or of any other collateral (whether cash or otherwise) held by Mortgagee under any other agreements with Mortgagor or others in conjunction with or as security for the Indebtedness.  The Event of Default giving rise to the rights of Mortgagee under this paragraph shall be a continuing Event of Default and even though Mortgagee has elected to exercise its rights under this paragraph, such an Event of Default and any other Events of Default thereafter occurring shall continue to exist and Mortgagee, at its option and without notice to Mortgagor, may at any time cease exercising its rights under this paragraph and may exercise any other remedy under this Mortgage by reason of such continuing Event of Default or Events of Default.

7.1.3

Enforcement of Mortgage.  Mortgagee, with or without entry, personally or by its agents or attorneys, insofar as applicable, may:  (A) institute proceedings for the complete foreclosure of this Mortgage; or  (B) institute proceedings to collect any delinquent installment or installments of the Indebtedness without accelerating the due date of the entire Indebtedness by proceeding with foreclosure of this Mortgage with respect to any delinquent installment or installments of the Indebtedness only and any sale of the Mortgaged Property under a foreclosure proceeding under this subparagraph shall be subject to and shall not affect the un-matured part of the Indebtedness and this Mortgage shall be and continue as a lien on the Mortgaged Property securing the un-matured Indebtedness; or  (C) take such steps to protect and enforce its rights whether by action, suit or proceeding in equity or at law for the specific performance of any Obligation, covenant, condition or agreement in the Note in the Security Documents, or in aid of the execution of any power herein granted, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as Mortgagee shall elect; or  (D) enforce this Mortgage in any other manner permitted under the laws of the state in which the Mortgaged property is situated.

7.1.4

Sale.  Any sale or sales made under or by virtue of this Article, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever at law or in equity, of the Mortgagor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against the Mortgagor and against any and all persons claiming or who may claim the same, or any part thereof from, through or under the Mortgagor, to the maximum extent permitted by the law of the state in which the Mortgaged Property is located.

7.1.5

Receiver.  Apply to any court of competent jurisdiction to have a receiver appointed to enter upon and take possession of the Mortgaged Property, collect the Rents and profits therefrom and apply the same as the court may direct, such receiver to have all of the rights and powers permitted under the laws of the state in which the Mortgaged Property is situated.  The right to the appointment of such receiver shall be a matter of strict right without regard to the value or the occupancy of the Mortgaged Property or the solvency or insolvency of Mortgagor.  The expenses, including receiver’s fee, counsel’s fees, costs and agent’s commission incurred pursuant to the powers herein contained shall be secured hereby.

7.1.6

Remedies as to Personal Property.  Mortgagee may exercise any or all of its rights and remedies under the Uniform Commercial Code or other applicable law of the state in which the Mortgaged Property is located as well as all other rights and remedies possessed by Mortgagee, all of which shall be cumulative.  Mortgagee hereby is authorized and empowered to enter the Mortgaged Property or other place where the Personal Property may be located without legal process, and take possession of the Personal Property without notice or demand which hereby are waived.  Whenever Mortgagor is in default hereunder, and upon demand by Mortgagee, Mortgagor shall make the Personal Property available to Mortgagee at a place reasonably convenient to Mortgagee.  Mortgagee may waive any default or Event of Default before or after that default or Event of Default has been declared, without impairing its right to declare a subsequent default or Event of Default hereunder, this right being a continuing one.  Mortgagee, with notice may sell at one or more public or private sales, without further notice, and for such price as the Mortgagee may deem fair, any and all of the Personal Property secured by this Mortgage or the Security Agreement, and any other security or property held by the Mortgagee.  Mortgagee may be the purchaser of any or all of the Personal Property and may hold the Personal Property thereafter in its own right absolutely, free from any claims of Mortgagor or right of redemption.  It is expressly agreed in accordance with the provisions of the Florida Uniform Commercial Code, ten (10) days notice by Mortgagee to Mortgagor shall be deemed to be reasonable notice under any provision of the Florida Uniform Commercial Code requiring such notice; provided, that Mortgagee may at its option dispose of the collateral in accordance with Mortgagee’s rights and remedies in respect to the real property pursuant to the provisions of this Mortgage, in lieu of proceeding under the Florida Uniform Commercial Code.

7.1.7	Other. Mortgagee may exercise any other remedy now or hereafter existing in equity, at law, by virtue of statute or otherwise of the state in which the Mortgaged Property is situated.

7.2     Separate Sales.  Any real estate or any interest or estate therein sold pursuant to any court order obtained by virtue of this Mortgage, or pursuant to any other judicial proceedings under this Mortgage, may be sold in one parcel, as an entirety, or in such parcels, and in such manner or order as Mortgagee, in its sole discretion, may elect to the maximum extent permitted by the laws of the state in which the Mortgaged Property is situated.

7.3     Remedies Cumulative and Concurrent.  The rights and remedies of Mortgagee as provided in the Note, the Security Documents, any of the Loan Documents, shall be cumulative and concurrent and may be pursued separately, successively or together against Mortgagor, any Guarantor, the Mortgaged Property or any part or parcel thereof, any other collateral, or any one or more of them, at the sole discretion of Mortgagee, and may be exercised as often as occasion therefor shall arise, all to the maximum extent permitted by the laws of the state in which the Mortgaged Property is situated.  If Mortgagee elects to proceed under one right or remedy under the Security Documents, the Note, or any of the Loan Documents Mortgagee may at any time cease proceeding under such right or remedy and proceed under any other right or remedy under the Security Documents, the Note or any of the Loan Documents.  The failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

7.4     Credit of Mortgage.  Upon any sale made under or by virtue of this Article, Mortgagee may bid for and acquire the Mortgaged Property and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Indebtedness the amount of Mortgagee’s bid.

7.5     No Conditions Precedent to Exercise of Remedies. Neither Mortgagor nor any other person now or hereafter obligated for payment of all or any part of the Indebtedness shall be relieved of such obligation by reason of the failure of Mortgagee to comply with any request of Mortgagor or of any other person so obligated to take action to foreclose on this Mortgage or otherwise enforce any provisions of the Security Documents, the Note or any of the Loan Documents, or by reason of the release, regardless of consideration, of all or any part of the Mortgaged Property (or any collateral), or by reason of any agreement or stipulation between any subsequent owner of the Mortgaged Property and Mortgagee extending the time of payment or modifying the terms of the Security Documents, the Note or any of the Loan Documents without first having obtained the consent of Mortgagor, or any Guarantor or such other person; and in the latter event Mortgagor and all such other persons shall continue to be liable to make payment according to the terms of any such extension or modification agreement, unless expressly released and discharged in writing by Mortgagee.

7.6     Release of Collateral, Effect on Subordinate Liens. Mortgagee may release, regardless of consideration, any part of the Mortgaged Property, any other collateral, or Obligations without, as to the remainder of the security, in any way impairing or affecting the lien of the Security Documents or their priority over any subordinate lien.  The holder of any subordinate lien by the acceptance of such subordinate lien agrees to be bound by the terms of this paragraph.

7.7     Other Collateral.  For payment of the Indebtedness, Mortgagee may resort to any other security therefor, if any, held by Mortgagee in such order and manner as Mortgagee may elect without affecting its remedies under this Mortgage, to the maximum extent permitted by the laws of the state in which the Mortgaged Property is situated.

7.8     Waiver of Redemption, Notice, Marshaling, Etc.  Mortgagor hereby waives and releases, to the maximum extent permitted by the laws of the state in which the Mortgaged Property is situated:  (A) all benefit that might accrue to Mortgagor by virtue of any present or future law exempting the Mortgaged Property, or any part of the proceeds arising from any sale thereof, from attachment, levy or sale on execution, or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment; and  (B) unless specifically required herein, all notices of Mortgagor’s default, or of Mortgagee’s election to exercise, or Mortgagee’s actual exercise, of any option or remedy under the Note, the Security Documents or any of the Loan Documents; and  (C) any right to have the Mortgaged Property marshaled; provided that if any of the rights waived by Mortgagor in this paragraph  affect or extend the time for sale of the Mortgaged Property, affect Mortgagee’s rights to enforce this Mortgage or affect Mortgagor’s right to redeem, Mortgagee shall have the right to elect to accept or reject the waiver of such right by Mortgagor, and such election may be made by Mortgagee at the time of or at any time prior to the entry of a decree or judgment of foreclosure in the court in which this Mortgage is being foreclosed.

7.9     Discontinuance of Proceedings.  In case Mortgagee shall have proceeded to enforce any right under the Note, the Security Documents or any of the Loan Documents and such proceedings shall have been discontinued or abandoned for any reason, then in every such case Mortgagor and Mortgagee shall be restored to their former positions and the rights, remedies and powers of Mortgagee shall continue as if no such proceedings had been instituted.

7.10     Application of Proceeds.  The proceeds of any sale of all or any portion of the Mortgaged Property shall be applied by Mortgagee in the following order:  (A) first, to the payment of receiver’s fees and expenses, to the payment of Mortgagee’s  attorney’s fees and other legal expenses and to the payment of costs and expenses of Mortgagee in connection with proceedings under this Article;  (B) second, to the payment of any other sums due Mortgagee hereunder (other than the Note) and accrued interest;  (C) third, to the payment of accrued and unpaid interest on the Note; and  (D) fourth, to the payment of the unpaid principal balance of the Note; or  (E) in such order as required by the laws of the state in which the Mortgaged Property is situated; provided that if the sale is pursuant to paragraph 7.1.3(B) of this Mortgage, the proceeds of such sale shall be applied first to the payment of Mortgagee’s attorney’s fees and other legal expenses in connection with such proceedings, and, second, to the delinquent installment or installments of the Indebtedness involved in the proceeding giving rise to such sale. Mortgagor shall be and remain liable to Mortgagee for any deficiency to the extent permitted by the laws of the state in which the Mortgaged Property is situated until all of the Indebtedness is paid in full.

ARTICLE VIII

CONDEMNATION

8.1     Condemnation.  Mortgagor hereby assigns, transfers and sets over to Mortgagee for application on  account of the Indebtedness all rights of Mortgagor to any award or payment with respect to:  (A) any taking of the Mortgaged Property as a result of, or by agreement in lieu of, the exercise of the right of condemnation or eminent domain;  (B) any such taking of  (i) any appurtenances to the Mortgaged Property  or of vaults, areas or projections outside the boundaries of the Mortgaged Property,  (ii) rights in, under or above or of access to the alleys, streets or avenues adjoining or crossing the Mortgaged Property or  (iii) rights and benefits of light, air or view appurtenant to the Mortgaged Property; and  (C) any damage to the Mortgaged Property due to governmental action, but not resulting  in, a taking of any portion of the Mortgaged Property, such as, without limitation, the changing of the grade of any street adjacent to the Mortgaged Property.  Mortgagor hereby agrees to file and prosecute its claim or claims for any such award or payment in good faith and with due diligence and cause the same to be collected and paid over to Mortgagee, and hereby irrevocably authorizes and empowers Mortgagee, in the name of Mortgagor or otherwise, to collect and receipt for any such award or payment and, in the event Mortgagor fails to act, or in the event that an Event of Default has occurred and is continuing, to file and prosecute such claim or claims and to accept any such award or payment without obligation to question the amount thereof.  Mortgagee may participate in any such proceedings and Mortgagor from time to time will deliver to Mortgagee all instruments requested by it to permit such participation.

8.2     Application of Proceeds.  All proceeds received by Mortgagee under paragraph 8.1 shall be applied as follows, in the order of priority indicated:  (A) to reimburse Mortgagee for all costs and expenses, including reasonable attorney’s fees, incurred in connection with the taking or otherwise hereunder;  (B) to the payment of accrued and unpaid interest on the Note at the Interest Rate specified therein regardless of the rate of interest payable on the award or payment by the condemning authority;  (C) to the prepayment of the unpaid principal of the Note, without premium; and  (D) to the prepayment of the balance of the Indebtedness, if any.  The balance of the proceeds, if any, will be paid to Mortgagor.

ARTICLE IX

ASSIGNMENT OF LEASES AND RENTS

9.1     Approval of Lease.  Mortgagor covenants and agrees not to execute and deliver any Lease without written approval of the Lease by Mortgagee.

9.2     Assignment.  In order to secure further the payment of the Indebtedness and the observance, performance and discharge of the Obligations, Mortgagor hereby sells, assigns, transfers and sets over to Mortgagee all of Mortgagor’s right, title and interest in, to and under the Leases, any guaranties of said Leases, and in and to the Rents.

9.3     Performance Under Leases.  Mortgagor covenants and agrees that it will, at its cost and expense, perform and discharge, or cause to be performed and discharged, all of the obligations and undertakings of Mortgagor or its agents under the Leases and will use its best efforts to enforce or secure, or cause to be enforced or secured, the performance of each and every obligation and undertaking of the respective tenants under the Leases, and will appear in and defend, at its cost and expense, any action or proceeding arising under or in any manner connected with the Leases or the obligations and undertakings of any tenant thereunder.

9.4     No Rent Prepayments.  Mortgagor, without written approval of Mortgagee, shall not assign or otherwise encumber future rental payments under the Leases or collect or accept Rent for more than one (1) month in advance.

9.5     No Obligation of Mortgagee.  This Assignment shall not be deemed or construed to constitute Mortgagee as a mortgagee in possession of the Mortgaged Property nor to obligate Mortgagee to take any action or to incur expenses or perform or discharge any obligation, duty or liability of Mortgagor under any Lease.

9.6     Payment of Rents to Mortgagor Until Default. Unless and until an Event of Default occurs, Mortgagor shall be entitled to collect the Rents as and when they become due and payable.  Mortgagor hereby agrees that the respective tenants under the Leases, upon notice from Mortgagee of the occurrence of an Event of Default, shall thereafter pay to Mortgagee the Rents due and to become due under the Leases without any obligation to determine whether or not such an Event of Default does in fact exist.

9.7     Termination or Modification.  Mortgagor will not  (i) without the prior written consent of Mortgagee, except where the lessee is in default under a Lease, terminate or consent to the cancellation or surrender of any Lease of the Mortgaged Property, now existing or hereafter to be made, except that any Lease may be canceled if, promptly after the cancellation or surrender thereof, a new Lease is entered into with a new lessee having, in the judgment of Mortgagee, a credit standing at least equivalent to that of the lessee whose Lease was canceled, on substantially the same terms as the terminated or canceled Lease or  (ii) execute and deliver a modification of any Lease without prior written consent to the modification by Mortgagee, or  (iii) release any guarantor of any lease.

9.8     Cumulative Remedies. Each and every right, remedy and power granted to Mortgagee by this Article shall be cumulative and in addition to any other right, remedy and power given by the Note and the other instruments executed in connection therewith, or now or hereafter existing in equity, at law or by virtue of statute or otherwise.  The failure of Mortgagee to avail itself of any of the rights and remedies hereof shall not be construed or deemed to be a waiver of any thereof.

ARTICLE X

SECURITY AGREEMENT

10.1     Security Interest.  This Mortgage constitutes a “Security Agreement” within the meaning of and shall create a security interest under the Uniform Commercial Code as adopted by the state in which the Fixtures (and Personal Property, if any) are located, with respect to the Fixtures (and Personal Property, if any).

10.2     Financing Statements.  Mortgagor agrees to and shall execute and deliver to Mortgagee, in form and substance satisfactory to Mortgagee, such Financing Statements, continuation statements, and such further assurances as Mortgagee may from time to time consider reasonably necessary to create, perfect, preserve and maintain in full force and effect Mortgagee’s liens upon the Fixtures (and Personal Property, if any), and to give public notice thereof, and Mortgagee, at the expense of Mortgagor, may or shall cause such statements and assurances to be recorded and re-recorded, filed and re-filed, at such times and places as may be required or permitted by law to so create, perfect, preserve and maintain such liens and public notice thereof.

10.3     Uniform Commercial Code.  Mortgagee shall have all the rights and remedies with respect to the Fixtures (and Personal Property, if any) afforded to it by the Uniform Commercial Code as adopted by the state in which the Fixtures (and Personal Property, if any) are located, in addition to, but not in limitation of, the other rights afforded Mortgagee by the Security Documents.

ARTICLE XI

MISCELLANEOUS

11.1     Survival of Warranties and Covenants.  The warranties, representations, covenants and agreements set forth in the Security Documents and the Loan Documents shall survive the making of the loan and the execution and delivery of the Note, and shall continue in full force and effect until the Indebtedness shall have been paid in full.

11.2     Further Assurances.  Mortgagor, upon the reasonable request of Mortgagee, will execute, acknowledge and deliver such further instruments (including, without limitation, a declaration of no set-off) and do such further acts as may be necessary, desirable or proper to carry out more effectively the purpose of this Mortgage and to subject to the lien hereof any property intended by the terms  hereof, to be covered thereby and any renewals, additions, substitutions, replacements or betterments thereto.

11.3     Recording and Filing.  Mortgagor, at its expense, will cause such of the Security Documents and all supplements thereto for which constructive notice must be given to protect Mortgagee at all times, to be recorded and filed, and re-recorded and re-filed, in  such manner and in such places as Mortgagee shall reasonably request, and will pay all such recording, filing, re-recording, re-filing taxes, fees and other charges to the maximum extent permitted by the laws of the state in which the Mortgaged Property is situated.

11.4     Loan Expenses.  To the extent permitted by the laws of the state in which the Mortgaged Property is situated, Mortgagor shall pay all costs and expenses in  connection with the preparation, execution, delivery, recording and performance of the Security Documents, including, but not limited to, fees and disbursements of counsel appointed by Mortgagee to prepare the Loan Documents, implementing the Commitment and close the loan transaction recording costs and expenses, stamp and other taxes, surveys, appraisals and policies of the title and casualty insurance.

11.5     No Representation by Mortgagee.  By accepting or approving anything required to be observed, performed or fulfilled, or to be given to Mortgagee, pursuant to the Security Documents and/or the Loan Documents, including but not limited to any officer’s certificate, balance sheet, statement of income, profit and loss or other financial statement, survey or appraisal, Mortgagee shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal affect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or representation with respect thereto by Mortgagee.

11.6     Notice.  All notices, demands, requests and other communications required under the Security Documents and/or the Loan Documents and the Note shall be in writing and shall be deemed to have been properly given when deposited in the United States mail and sent by United States first class mail, postage prepaid, addressed to the party for whom it is intended at its address set forth in the preamble hereof.  Any party may designate a change of address by written notice to the others, given at least ten (10) days before such change of address is to become effective.

11.7     Mortgagee’s Right to Perform the Obligations.  If Mortgagor shall fail to make (or cause to be made) any payment or perform any Obligation or other act required by the Note, the Security Documents, and/or the Loan Documents, then, at any time thereafter without  notice to or demand upon Mortgagor, except as herein provided, and without waiving or releasing any remedy, Obligation, Default or Event of Default, Mortgagee may make such payment or perform such act for the account of and at the expense of Mortgagor, and shall have the right to enter the Land for such purpose and to take all such action  thereon and with respect to the Mortgaged Property as may be necessary or appropriate for such purpose.  All sums so paid by Mortgagee, and all costs and expenses, including, without limitation, reasonable attorney’s fees and expenses so incurred, together with interest thereon at the Default Rate  from the date of payment, shall constitute a part of the  Indebtedness and shall be paid by Mortgagor to Mortgagee on demand.  If Mortgagee shall elect to pay any Imposition, or other sum which Mortgagor is allegedly obligated to pay, Mortgagee shall give written notice of such election to Mortgagor and if Mortgagor fails to pay such Imposition or other sum within ten (10) days after giving said notice, Mortgagee may do so in reliance on any bill, statement or assessment procured from the appropriate governmental or non-governmental office, without inquiring into the accuracy, amount or validity of such Imposition or other sum provided Mortgagor has not contested such Imposition  under paragraph 4.11.  Similarly, in making any payments  to protect the security intended to be created by the Security Documents, Mortgagee shall not be bound to inquire into the accuracy, amount or validity of any apparent or threatened adverse title, lien, encumbrance, claim or charge before making an advance for the purpose of preventing or removing the same, provided Mortgagee has given Mortgagor ten (10) days’ written notice of Mortgagee’s intention to pay same. Mortgagor shall indemnify Mortgagee for all losses and expenses, including reasonable attorney’s fees, incurred by reason of any acts performed by Mortgagee pursuant to the provisions of this paragraph, and any funds expended by Mortgagee to which it shall be entitled to be indemnified, together with interest thereon at the Default Rate from the date of such expenditures, shall constitute additions to the Indebtedness and shall be secured by the Security Documents and Loan Documents and shall be paid by Mortgagor to Mortgagee upon demand.

11.8     Covenants Running With the Land.  All covenants contained in the Security Documents shall be binding on the Mortgagor and shall run with the Mortgaged Property.

11.9     Successors and Assigns.  All of the terms of this Mortgage shall apply to and be binding upon, and inure to the benefit of, the heirs, devises, personal representatives, successors and assigns of Mortgagor and Mortgagee, respectively, and all persons claiming under or through them.

11.10     Severability.  In case any one or more of the Obligations shall be invalid, illegal or unenforceable in any respect, the validity of the remaining Obligations shall be in no way affected, prejudiced or disturbed thereby.

11.11     Modification.  This Mortgage may not be changed, waived, discharged, released or terminated orally, but only by an instrument or instruments in writing, signed by the party against which enforcement of the change, waiver, discharge, release or termination is asserted.

11.12     Applicable Law.  This Mortgage shall be governed by and construed according to the laws in effect in the state in which the Land is situated.

11.13     Strict Performance.  Any failure by Mortgagee to insist upon strict performance by Mortgagor of any of the terms and provisions of the Security Documents or of the Note shall not be deemed to be a waiver of any of the terms or provisions of the Security Documents or the Note, and Mortgagee shall have the right thereafter to insist upon strict performance by Mortgagor of any and all of them.  Time is strictly of the essence with respect to this Mortgage and Mortgagor’s performance hereunder.

11.14     Headings.  The article headings and the section and subsection entitlements hereof are inserted for convenience of reference only, and shall in no way alter or modify the text or substance of such articles, paragraphs and subparagraphs.

11.15     Gender, Etc.  The use of any gender shall include all other genders.  The singular shall include the plural and the plural shall include the singular.

11.16     Time of Essence.  Time is specifically made of the essence with respect to the performance by the Mortgagor and the Guarantor.

11.17     Relief from Automatic Stay.  The Mortgagor hereby agrees that, in consideration of the Mortgagee funding the Loan, in the event that the Mortgagor shall (i) file with any bankruptcy court of competent jurisdiction or be the subject of any petition under Title 11 of the United States Code, as amended (“Title 11”); (ii) be the subject of any order for relief issued under Title 11; (iii) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal or state act or law relating to insolvency or bankruptcy, or other relief from creditors for debtors; (iv) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator, or liquidator; (v) be the subject of any order, judgment, or decree entered by any court of competent jurisdiction approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to insolvency or bankruptcy, or other relief from creditors for debtors, the Mortgagee shall thereupon be entitled to relief from any automatic stay imposed by Section 362 of Title 11, or otherwise, on or against the exercise of the rights and remedies otherwise available to the Mortgagee under this Mortgage and the Loan Documents, and as otherwise provided by law.

ARTICLE XII

CHANGES IN LAW

            In the event of the passage, after the date of this Mortgage, of any law:  (A) making it illegal for the Mortgagor to pay the whole, or any part of the Impositions, taxes or assessments or charges or liens herein required to be paid by Mortgagor; or  (B) rendering the payment by Mortgagor of all taxes levied or assessed upon the Security Documents or the interest in the Mortgaged Property represented thereby unlawful; or  (C) rendering the covenants for the payment of the matters set forth in subparagraphs (A) and (B) of this paragraph by the Mortgagor legally inoperative, the entire unpaid balance of the Indebtedness shall, after thirty (30) days’ written notice to Mortgagor, become immediately due and payable, anything in the Note or the Security Documents to the contrary notwithstanding.

ARTICLE XIII

ADDITIONAL PROVISIONS

13.1     Notice of Sale of Mortgaged Property; Indebtedness Due on Sale of Mortgaged Property.  Mortgagor shall give immediate written notice to the Mortgagee of any proposed sale, conveyance, transfer or change of ownership of the Land, the Mortgaged Property, or any part thereof.  In the event the Mortgaged Property is sold, conveyed, or transferred without the prior written consent of the Mortgagee, (which may be unreasonably withheld) then, at the option of the Mortgagee and notwithstanding any provision of this Mortgage or the Note (or the Security Documents or the Loan Documents) to the contrary, Mortgagee may declare the entire Indebtedness to be immediately due and payable, and failure to pay the Indebtedness shall be an Event of Default under Article VI of this Mortgage. Failure of Mortgagee to exercise this option shall not constitute a waiver of its right to exercise such option in the event of any subsequent sale, conveyance, or transfer of the Mortgaged Property.

13.2     Maximum Rate of Interest.  Anything in the Note, this Mortgage, the Loan Agreement, the Commitment or any other agreements or arrangements by the Mortgagor in connection with the loan evidenced by the Note to the contrary notwithstanding, if from any circumstances whatever fulfillment of any provision of any of the foregoing documents or agreements at the time performance of said provision shall be due shall involve transcending the limit of validity prescribed by the usury laws applicable in the state where the Land is located as preempted and prescribed from time to time by the laws of the United States of America or any rule or regulation of any department or agency thereof, then, ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity so that in no event shall exaction be possible under any of the aforesaid documents or agreements in excess of the limit of such validity, but such obligation shall be fulfilled to the limit of such validity, and if under any circumstances whatsoever interest in excess of the limit of such validity will have been paid by the Mortgagor in connection with the loan evidenced by the Note, such excess shall be applied by Mortgagee to the unpaid principal balance of the Note or refunded to the Mortgagor, the manner of handling such excess to be at Mortgagee’s election, and in case any such excess interest has accrued, the Mortgagee shall eliminate such excess interest so that under no circumstances shall interest on the loan evidenced by the Note exceed the maximum rate allowed by applicable law as preempted and prescribed from time to time by the laws of the United States of America or any rule or regulation of any department or agency thereof.

13.3     Future Advances.  This Mortgage is given to secure not only the existing Indebtedness, but also such Future Advances, whether such advances are obligatory or are to be made at the option of Mortgagee, or otherwise, as are made within twenty years from the date hereof, to the same extent as if such Future Advances were made on the date of the execution of this Mortgage.  The total amount of indebtedness that may be so secured may decrease or increase from time to time, but the total unpaid principal balance so secured at one time shall not exceed five (5) times the face amount of the Note, plus interest thereon, and any disbursements made for the payment of taxes, levies or insurance on the Mortgaged Property, or other monies expended to protect the security of Mortgagee, with interest on such disbursements.  Nothing contained herein shall in anyway be construed to obligate Mortgagee to make any future advances.

13.4     Mortgagor to Furnish Financial Statements. Mortgagor shall annually, until the Indebtedness has been fully paid, comply with the following reporting requirements by providing the following information to Mortgagee:

a.	Quarterly 10Q reports and annual 10K reports of Borrower and Guarantor when filed with the S.E.C., within two weeks of the time required for filing by the Securities and Exchange Commission;

b.	Financial records for Southeast Power Corporation and other subsidiaries as reasonably requested by Mortgagee; and

c.	Such other financial information or disclosure deemed necessary by Mortgagee from time to time.

13.5     Loan Agreement.  The loan evidenced by the Note and secured by this Mortgage is to be disbursed in accordance with the terms and provisions of the Loan Agreement.  Mortgagor agrees to fully, duly and promptly discharge each and every of its agreements contained in the Loan Agreement and comply with, abide by and perform all of terms and conditions thereof.  The Loan Agreement provides for and governs the method of disbursements of the principal sum evidenced by the Note and secured by this Mortgage as therein specified and contains various other agreements with respect to the loan transaction.  Any default under the provisions of the Loan Agreement shall be and constitute a Default or an Event of Default under the terms of this Mortgage.  Upon the occurrence of a Default or an Event of Default, Mortgagee may, at its option, cease making advances to Mortgagor under the Note and take such other action as it may deem necessary to protect its security.  Nothing herein or in the Loan Agreement shall obligate Mortgagee to construct or equip any Improvements on the Mortgaged Property or  pay for the construction or equipage of any such Improvements.  Mortgagee shall not be required to determine  whether the loan proceeds disbursed to the Mortgagor are applied in accordance with the provisions of the Loan Agreement or any other document pertaining to the loan hereby secured.

13.6     Rights of Mortgagor Under Prior or Subordinate Mortgages and Rights of Mortgagee.  (A) Mortgagor hereby covenants and agrees  (i) to promptly observe and perform all of the covenants and conditions contained in any prior or subordinate mortgage, whether a Permitted Encumbrance or not, on the Mortgaged Property, and which are required to be observed or performed by Mortgagor and to do all things necessary to preserve and keep unimpaired its rights thereunder;  (ii) to promptly notify Mortgagee in writing of any default by the Mortgagor in the performance and the observance of any of the terms, covenants or conditions on the part of Mortgagor to be performed or observed under such prior or subordinate mortgage or of the occurrence of any event which, regardless of the lapse of time, would constitute a default under such prior or subordinate mortgage and promptly to cause a copy of each such notice given by the mortgagee thereunder to the Mortgagor to be delivered to Mortgagee;  (B) In the event Mortgagor fails to make any payment required under such prior or subordinate mortgage or to do any act set forth in the preceding sub-paragraph herein provided, then Mortgagee may, but without obligation so to do, and without notice to or demand upon Mortgagor, and without releasing Mortgagor from any obligation hereof, make or do the same in such manner and to such extent as Mortgagee may deem necessary to protect its interest under this Mortgage.  Mortgagee’s rights hereunder shall specifically include, but without limitation thereto, the right to pay any and all payments of interest and principal, insurance premiums, taxes and assessments and other sums due or to become due under such prior or subordinate mortgage and reimbursement by Mortgagor for such payments shall be due Mortgagee immediately and without demand and such payments shall be secured by the Mortgage;  (C) In the event Mortgagor fails to perform any of the terms, covenants and such conditions required to be performed or observed by Mortgagor under such prior or subordinate mortgage, then Mortgagee may, but without obligation so to do, and without notice or demand upon Mortgagor and without relieving Mortgagor from any obligation hereof, take any action Mortgagee deems necessary or desirable to prevent or cure any such default by Mortgagor.  Upon receipt by Mortgagee from Mortgagor of any written notice of default by Mortgagor under such prior or subordinate mortgage, Mortgagee may rely thereon and take any action it deems necessary to cure such default even though the existence of such default or the nature thereof may be questioned or denied by the Mortgagor or by any party on behalf of the Mortgagor.  Mortgagor hereby expressly grants to Mortgagee, and agrees that Mortgagee shall have, the absolute and immediate right to enter upon the Land or any part thereof to such extent and as often as the Mortgagee in its sole discretion deems necessary or desirable in order to prevent or cure any such default by the Mortgagor.  Mortgagee may pay and expend such sums of money as Mortgagee in its sole discretion deems necessary for any such purpose, may pay expenses, employ counsel and pay his reasonable attorney’s fees.  All costs, charges and expenses so incurred or paid by Mortgagee shall be secured by this Mortgage and shall become due and payable immediately, whether or not there be  notice, demand, attempt to collect or suit pending. The amount so incurred or paid by Mortgagee, together with interest thereon at the Default Rate from the date incurred until paid by Mortgagor, shall be added to the indebtedness secured by the lien of this Mortgage to the same extent as if paid or expended on the date hereof;  (D) Mortgagor agrees that it will not surrender any of its rights under such prior or subordinate mortgage and will not, without the prior written consent of Mortgagee consent to any modification, change or any alteration or amendment of such prior or subordinate mortgage or the obligations secured thereby, either orally or in writing, and no release or forbearance of any of Mortgagor’s obligations under such prior or subordinate mortgage whether pursuant to such prior or subordinate mortgage or otherwise, shall release Mortgagor from any of its obligations under this Mortgage;  (E) Any default by Mortgagor or any Event of Default under any prior or subordinate mortgage to which this Mortgage or the Mortgaged Property may be subject shall constitute an Event of Default under this Mortgage;  (F) The failure of Mortgagor to repay Mortgagee for any sums advanced by Mortgagee under this Paragraph within ten (10) days after demand shall constitute an Event of Default hereunder.

13.7     Notice and Cure Period.  Notwithstanding any provision in the Loan Agreement, the Note, or the Loan Documents to the contrary, an event of default shall not be deemed to have occurred hereunder as to a non-monetary provision of the Loan Agreement unless and until the Borrower shall fail to cure and remedy said non-monetary breach or default within thirty (30) days after the Borrower has received written notice thereof from the Bank, and an even of default shall not be deemed to have occurred hereunder as to a monetary provision of the Loan Agreement unless and until the Borrower shall fail to cure and remedy said monetary breach or default within ten (10) days after the Borrower has received written notice thereof from the Bank.

13.8     Waiver of Right to Jury Trial.  MORTGAGOR AND MORTGAGEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS MORTGAGE INCLUDING BUT NOT LIMITED TO ANY POST JUDGEMENT ACTIONS AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE MORTGAGEE ENTERING INTO THIS AGREEMENT.

           IN WITNESS WHEREOF, the Mortgagor has executed this instrument as of the day and year first above written.

Signed, sealed and delivered in the presence of:		PINEAPPLE HOUSE OF BREVARD, INC.,
a Florida corporation

By:	/s/ Curtis R. Mosley	By:	/s/ Stephen R. Wherry

Print Name:	Curtis R. Mosley		STEPHEN R. WHERRY
Treasurer

By:	/s/ Lee Anne Selfridge

Print Name:	Lee Anne Selfridge

STATE OF FLORIDA
COUNTY OF BREVARD

The foregoing instrument was executed, sworn to and acknowledged before me this November 18, 2005, by STEPHENR. WHERRY, as Treasurer of PINEAPPLE HOUSE OF BREVARD, INC., a Florida corporation, on its behalf.

	By:	/s/ Curtis R. Mosley

Signature of Notary Public

(SEAL)

Curtis R. Mosley
Name of Notary Public
(Typed, Printed or stamped)

Personally Known	x	OR Produced Identification

Type of Identification Produced: